EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:	Jennifer Schmidt
Phone:	949.333.1721
Email:	jschmidt@steadfastcmg.com

STEADFAST INCOME REIT, INC. ANNOUNCES

RESULTS FOR THE FIRST QUARTER

Irvine, Calif., May 14, 2014 — Steadfast Income REIT, Inc. (the “Company”) announced today its operating results for the first quarter of 2014.

For the quarter ended March 31, 2014, the Company had total revenues of $45.7 million compared to $18.6 million for the quarter ended March 31, 2013. Net loss was $14.1 million for the quarter ended March 31, 2014 compared to net loss of $8.6 million for the quarter ended March 31, 2013. Total assets of the Company were $1.6 billion at March 31, 2014.

First Quarter Highlights:

The Company:

•

Increased modified funds from operations (“MFFO”), as defined by the Investment Program Association, to $9.3 million for the quarter ended March 31, 2014 from MFFO of $4.3 million for the quarter ended March 31, 2013. (See the reconciliation of MFFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates MFFO.)

•

Increased net operating income (“NOI”) to $22.8 million for the quarter ended March 31, 2014 from $10.7 million for the quarter ended March 31, 2013. (See the reconciliation of NOI to net loss and accompanying notes contained within this release for additional information on how the Company calculates NOI.)

•	Acquired two multifamily properties and an additional 72 units at the Sycamore Terrace Apartments for a total of 412 apartment homes with an aggregate purchase price of $48.9 million.
•

Increased its multifamily property portfolio as of March 31, 2014 to 65 properties with 16,271 apartment homes and an aggregate purchase price of $1.6 billion. As of March 31, 2014, the Company had $502.4 million of fixed rate debt, including debt premiums and discounts totaling $5.6 million, with a weighted average interest rate of 4.29% and $533.8 million of variable rate debt with a weighted average interest rate of 2.61%. The weighted average interest rate on the Company's total outstanding debt as of March 31, 2014 was 3.43%.
•

Net cash provided by operating activities was $7.8 million for the quarter ended March 31, 2014 compared to $2.3 million for the quarter ended March 31, 2013.  Net cash used in investing activities was $51.7 million for the quarter ended March 31, 2014 compared to $86.2 million for the quarter ended March 31, 2013.

•

Net cash provided by financing activities was $65.4 million for the quarter ended March 31, 2014 compared to $87.7 million for the quarter ended March 31, 2013, and included $6.5 million and $2.4 million of distributions paid, net of $6.2 million and $1.8 million of shares of common stock issued pursuant to the Company's distribution reinvestment plan, for the quarters ended March 31, 2014 and 2013, respectively.

•	As of March 31, 2014, the Company had cash and cash equivalents of $41.0 million.

Recent Property Acquisitions:

In March 2014, the Company acquired 412 apartment homes for an aggregate purchase price of $48.9 million resulting in a total of 65 owned properties with 16,271 apartment homes with an aggregate purchase price of $1.6 billion. The Company also has a pipeline of potential property acquisitions. The acquisition of any of these properties is subject to substantial conditions and there is no guaranty that the Company will be successful in acquiring any of these properties.

“Home ownership rates are at the lowest level in 19 years according to a recent survey by Bloomberg,” said Ella Neyland, President of the Company.  “People are getting married later and delaying buying a home, baby boomers are selling their homes and downsizing, and roughly 2.3 million people who moved back in with their parents due to a lack of jobs in the recent past are creating a strong demand for economical and well-located housing. We believe Steadfast’s presence in migration hubs throughout America meets these families’ demand for apartment homes with favorable amenities at reasonable price points.”

Conference Call

The Company will host a conference call on Wednesday, May 14, 2014 at 4:00 P.M. Eastern Time to discuss its operating results for the period ended March 31, 2014.

Live Conference Call Details

Domestic toll-free dial-in number: (888) 317-6016

Canada toll-free dial-in number: (855) 669-9657

International dial-in Number: (412) 317-6016

Details for the Replay of the Conference Call

Domestic toll-free dial-in number: (877) 344-7529

International Dial-In Number: (412) 317-0088

Conference ID for Replay: 10045373

Dates Available: May 14, 2014 at 6:00 PM ET to June 2, 2014 at 9:00 AM ET

An audio replay of the call will be accessible through the Investor Information page of the Company's web site at www.steadfastreits.com.

About Steadfast Income REIT

     Steadfast Income REIT is a real estate investment trust that was formed to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stable, income-producing and value-added properties.

     Steadfast Income REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, California-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

###

This release contains certain forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may” and “should” and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of the Annual Report on Form 10-K for Steadfast Income REIT, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST INCOME REIT, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Assets:
Real Estate:
Land	$169,517,183	$164,206,122
Building and improvements	1,384,674,134	1,337,362,574
Tenant origination and absorption costs	9,385,955	15,670,519
Other intangible assets	2,644,263	2,644,263
Total real estate, cost	1,566,221,535	1,519,883,478
Less accumulated depreciation and amortization	(61,778,914)	(48,920,319)
Total real estate, net	1,504,442,621	1,470,963,159
Cash and cash equivalents	40,971,945	19,552,205
Restricted cash	20,366,771	25,243,316
Rents and other receivables	1,374,975	28,555,764
Deferred financing costs and other assets, net	15,021,246	17,575,410
Total assets	$1,582,177,558	$1,561,889,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$25,449,139	$30,952,792
Below-market leases, net	—	163,237
Notes payable:
Mortgage notes payable, net	1,021,131,050	987,329,800
Revolving credit facility	15,000,000	—
Total notes payable, net	1,036,131,050	987,329,800
Distributions payable	4,549,951	4,058,452
Due to affiliates, net	7,664,146	9,322,038
Total liabilities	1,073,794,286	1,031,826,319
Commitments and contingencies (Note 9)
Redeemable common stock	16,698,364	12,945,007
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock $0.01 par value per share; 999,999,000 shares authorized,74,745,296 and 74,153,580 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	747,455	741,538
Convertible stock, $0.01 par value per share; 1,000 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	10	10
Additional paid-in capital	641,999,746	640,181,521
Cumulative distributions and net losses	(151,062,303)	(123,804,541)
Total stockholders’ equity	491,684,908	517,118,528
Total liabilities and stockholders' equity	$1,582,177,558	$1,561,889,854

STEADFAST INCOME REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Rental income	$41,243,781	$16,799,429
Tenant reimbursements and other	4,435,923	1,791,327
Total revenues	45,679,704	18,590,756
Expenses:
Operating, maintenance and management	12,853,281	4,548,938
Real estate taxes and insurance	8,325,350	2,592,713
Fees to affiliates	6,503,824	4,186,126
Depreciation and amortization	20,205,351	8,723,557
Interest expense	9,924,021	4,302,013
General and administrative expenses	1,333,874	710,822
Acquisition costs	616,914	2,118,488
Total expenses	59,762,615	27,182,657
Net loss	$(14,082,911)	$(8,591,901)
Loss per common share — basic and diluted	$(0.19)	$(0.34)
Weighted average number of common shares outstanding — basic and diluted	74,463,344	25,307,635

Steadfast Income REIT, Inc.

Non-GAAP Measures - FFO and MFFO Reconciliation

 For the Quarters Ended March 31, 2014 and 2013

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a measure known as funds from operations (FFO), which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust (REIT). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company's net income or loss as determined under GAAP.

The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company's operations, it could be difficult to recover any impairment charges. The Company's FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and modified funds from operations (MFFO) as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company's operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company's management believes these fees and expenses do not affect the Company's overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that public, non-listed REITs, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. The Company's board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. However, the board of directors does not anticipate evaluating a liquidity event (i.e., a listing of the Company's common stock on a national exchange, a merger or sale of the Company or another similar transaction) until 2015. Thus, as a limited life REIT the Company will not continuously purchase assets and will have a limited life.

Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (IPA), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the Company's operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company's operating performance during the periods in which properties are acquired.

The Company defines MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the Practice Guideline), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

While the Company relies on its external advisor for managing interest rate, hedge and foreign exchange risk, the Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company's operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

The Company's MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, the Company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by the Company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that proceeds from the Company's initial public offering are not available to fund its reimbursement of acquisition fees and expenses incurred by its advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

The Company's management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company's performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs, the use of MFFO provides information consistent with the Company's management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company's current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company's performance, as an alternative to cash flows from operations as an indication of the Company's liquidity, or indicative of funds available to fund the Company's cash needs, including the Company's ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company's performance. MFFO has limitations as a performance measure in an offering such as the Company's where the price of a share of common stock is a stated value and there is no regular net asset value determinations during the offering stage and for a period thereafter. MFFO is useful in assisting the Company's management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company  may have to adjust its calculation and characterization of FFO or MFFO accordingly.

The Company's calculation of FFO and MFFO is presented in the following table for the quarter ended March 31, 2014 and 2013:

	For the Three Months Ended
	March 31,
Reconciliation of net loss to MFFO:	2014	2013
Net loss	$(14,082,911)	$(8,591,901)
Depreciation of real estate assets	13,865,602	5,392,962
Amortization of lease-related costs	6,339,749	3,330,595
FFO	6,122,440	131,656
Acquisition fees and expenses(1)(2)	2,196,591	4,340,806
Unrealized loss on derivative instruments	1,189,874	64,617
Accretion of below-market leases	(163,237)	(258,326)
MFFO	$9,345,668	$4,278,753

________________

(1)

By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of the Company's properties. Acquisition fees and expenses include payments to the Company's advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that proceeds from the Company's initial public offering are not available to fund the Company's reimbursement of acquisition fees and expenses incurred by the Company's advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to its stockholders.

(2)

Acquisition fees and expenses for the quarter ended March 31, 2014 and 2013 includes acquisition fees of $1,579,677 and $2,222,318, respectively that are recorded in fees to affiliates in the accompanying statements of operations and acquisition expenses of $616,914 and $2,118,488, respectively that are recorded in acquisition costs in the accompanying statements of operations.

Steadfast Income REIT, Inc.

Non-GAAP Measures - Net Operating Income

 For the Quarters Ended March 31, 2014 and 2013

Net Operating Income (NOI), is a non-GAAP financial measure of performance. NOI is used by investors and the Company's management to evaluate and compare the performance of the Company's properties and to determine trends in earnings and to compute the fair value of the Company's properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs of the Company, (3) non-operating fees paid to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, or (5) general and administrative expenses and other gains and losses that are specific to the Company. The cost of funds is eliminated from net income because it is specific to the particular financing capabilities and constraints of the Company. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the Company. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company's multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company's operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs.

However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees paid to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.

NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. NOI is therefore not a substitute for net (loss) income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net (loss) income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company's NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.

The following is a reconciliation of the Company's NOI to net loss for the quarter ended March 31, 2014 and 2013:

	For the Three Months Ended
	March 31,
	2014	2013
Net loss	$(14,082,911)	$(8,591,901)
Fees to affiliates(1)	4,753,973	3,478,914
Depreciation and amortization	20,205,351	8,723,557
Interest expense	9,924,021	4,302,013
General and administrative expenses	1,333,874	710,822
Acquisition costs	616,914	2,118,488
Net operating income	$22,751,222	$10,741,893

________________

(1)

Fees to affiliates for the quarter ended March 31, 2014 excludes property management fees of $1,353,298 and other fees of $396,552 that are included in NOI. Fees to affiliates for the quarter ended March 31, 2013 excluded property management fees of $548,853 and other fees of $158,359 that were included in NOI.

EXHIBIT A

	Monthly Portfolio Snapshot	|	January 2014
	Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased

	Multi-Family
1	Lincoln Tower Apartments		Springfield, IL	190	2	188	181	95.3%	95.8%
2	Park Place Condominiums		Des Moines, IA	151	—	151	144	95.4	95.9
3	Arbor Pointe Apartments		Louisville, KY	130	—	130	122	93.8	97.5
4	Clarion Park Apartments		Olathe, KS	220	1	219	217	98.6	99.2
5	Cooper Creek Village		Louisville, KY	123	—	123	117	95.1	94.1
6	Truman Farm Villas		Grandview, MO	200	1	199	192	96.0	95.9
7	Prairie Walk Apartments		Kansas City, MO	128	1	127	125	97.7	98.9
8	EBT Lofts		Kansas City, MO	102	—	102	99	97.1	97.6
9	Windsor on the River		Cedar Rapids, IA	424	1	423	399	94.1	93.7
10	Renaissance St. Andrews		Louisville, KY	216	—	216	206	95.4	96.8
11	Spring Creek of Edmond		Edmond, OK	252	2	250	246	97.6	98.1
12	Montclair Parc Apartments		Oklahoma City, OK	360	2	358	335	93.1	90.4
13	Sonoma Grande Apartments		Tulsa, OK	336	1	335	319	94.9	94.2
14	Estancia Apartments		Tulsa, OK	294	1	293	277	94.2	93.8
15	Montelena Apartmetns		Round Rock, TX	232	1	231	214	92.2	89.1
16	Valley Farms Apartments		Louisville, KY	160	1	159	156	97.5	97.8
17	Hilliard Park Apartments		Columbus, OH	201	2	199	196	97.5	96.3
18	Sycamore Terrace Apartments		Terre Haute, IN	178	—	178	171	96.1	95.8
19	Hilliard Summit Apartments		Columbus, OH	208	2	206	195	93.8	91.3
20	Springmarc Apartments		San Marcos, TX	240	1	239	231	96.3	93.9
21	Renaissance St. Andrews Condominiums		Louisville, KY	29	—	29	28	96.6	97.2
22	Ashley Oaks Apartments		San Antonio, TX	462	2	460	412	89.2	85.2
23	Arrowhead Apartments		Palatine, IL	200	1	199	190	95.0	94.5
24	The Moorings Apartments		Roselle, IL	216	1	215	212	98.1	99.3
25	Forty 57 Apartments		Lexington, KY	436	1	435	422	96.8	95.7
26	Keystone Farms Apartments		Nashville, TN	90	—	90	89	98.9	98.7
27	Riverford Crossing Apartments		Frankfort, KY	300	1	299	289	96.3	96.3
28	South Pointe at Valley Farms		Louisville, KY	32	—	32	32	100.0	99.4
29	Montecito Apartments		Austin, TX	268	1	267	262	97.8	98.2
30	Hilliard Grand Apartments		Dublin, OH	314	2	312	298	94.9	95.3
31	The Hills at Fair Oaks		Fair Oaks Ranch, TX	288	2	286	268	93.1	92.6
32	Library Lofts		Kansas City, MO	118	—	118	114	96.6	97.5
33	Trails at Buda Ranch		Buda, TX	264	2	262	249	94.3	94.2
34	Deep Deuce at Bricktown		Oklahoma City, OK	294	2	292	269	91.5	92.0
35	Deer Valley Apartments		Lake Bluff, IL	224	2	222	213	95.1	96.3
36	Grayson Ridge		North Richland Hills, TX	240	1	239	234	97.5	97.3
37	Rosemont at Olmos Park		San Antonio, TX	144	1	143	134	93.1	92.1
38	Retreat at Quail North		Oklahoma City, OK	240	1	239	221	92.1	90.1

	Monthly Portfolio Snapshot	|	January 2014 (continued)
	Property		Location	Total Units	Non-Revenue Units		Rentable Units		Average Occupied Units	Average % Occupied	% Leased

39	The Lodge at Trails Edge		Indianapolis, IN	268	2		266		264	98.5	98.9
40	Arbors of Carrolton		Dallas, TX	131	—		131		127	96.9	97.7
41	Waterford on the Meadow		Dallas, TX	350	8		342		328	93.7	94.3
42	Belmont		Dallas, TX	260	—		260		247	95.0	94.9
43	Meritage at Steiner Ranch		Austin, TX	502	2		500		450	89.6	85.2
44	Tapestry Park		Birmingham, AL	223	1		222		221	99.1	99.6
45	Dawntree		Dallas, TX	400	—		400		390	97.5	96.9
46	Stuart Hall		Kansas City, MO	115	—		115		112	97.4	96.7
47	Bricegrove Park		Columbus, OH	240	2		238		221	92.1	91.4
48	Retreat at Hamburg Place		Lexington, KY	150	2		148		144	96.0	96.9
49	Cantare at ILV		Nashville, TN	206	1		205		201	97.6	98.2
50	Landing at Mansfield		Mansfield, TX	336	2		334		324	96.4	96.2
51	Heights at 2121		Houston, TX	504	4		500		482	95.6	96.2
52	Villas at Huffmeister		Houston, TX	294	1		293		284	96.6	95.0
53	Villas at Kingwood		Kingwood, TX	330	1		329		309	93.6	93.0
54	Waterford Place Riata Ranch		Cypress, TX	228	1		227		219	96.1	95.4
55	Carrington at Champion Forest		Houston, TX	284	1		283		269	94.7	94.2
56	Carrington Park at Huffington		Houston, TX	232	1		231		218	94.0	92.5
57	Carrington Place		Houston, TX	324	1		323		308	95.1	93.9
58	Willow Crossing		Elk Grove Village, IL	579	2		577		561	96.9	95.8
59	Audubon Park		Nashville, TN	256	—		256		243	94.9	91.9
60	Echo at Katy Ranch		Katy, TX	260	1		259		208	80.0	70.8
61	Heritage Grand at Sienna Plantation		Missouri City, TX	240	1		239		229	95.4	97.3
62	Mallard Crossing		Loveland, OH	350	2		348		330	94.3	92.3
63	Renaissance at Carol Stream		Carol Streamk, IL	293	1		292		284	96.9	95.5
	Total multifamily			15,859	76	-	15,783	-	15,051	94.9%	94.7%

				Total Units	Total Square Footage		Occupied Square Footage		% Occupied

	Commercial
	Lincoln Tower Commercial		Springfield, IL	12	8,995		8,845		98.3%
	Library Lofts Commercial		Kansas City, MO	2	16,680		16,680		100.0
	Stuart Hall Commercial		Kansas City, MO	1	4,450		4,450		100.0
	Total commercial			15	30,125		29,975		99.5%

	Monthly Portfolio Snapshot	|	February 2014
	Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased

	Multi-Family
1	Lincoln Tower Apartments		Springfield, IL	190	—	190	178	93.7%	94.2%
2	Park Place Condominiums		Des Moines, IA	151	—	151	140	92.7	95.5
3	Arbor Pointe Apartments		Louisville, KY	130	—	130	125	96.2	100.0
4	Clarion Park Apartments		Olathe, KS	220	1	219	217	98.6	100.0
5	Cooper Creek Village		Louisville, KY	123	—	123	114	92.7	95.5
6	Truman Farm Villas		Grandview, MO	200	1	199	187	93.5	96.1
7	Prairie Walk Apartments		Kansas City, MO	128	1	127	122	95.3	98.8
8	EBT Lofts		Kansas City, MO	102	—	102	100	98.0	98.5
9	Windsor on the River		Cedar Rapids, IA	424	1	423	403	95.0	97.2
10	Renaissance St. Andrews		Louisville, KY	216	—	216	207	95.8	97.0
11	Spring Creek of Edmond		Edmond, OK	252	2	250	242	96.0	98.8
12	Montclair Parc Apartments		Oklahoma City, OK	360	2	358	313	86.9	90.8
13	Sonoma Grande Apartments		Tulsa, OK	336	1	335	310	92.3	96.1
14	Estancia Apartments		Tulsa, OK	294	1	293	275	93.5	97.5
15	Montelena Apartmetns		Round Rock, TX	232	1	231	209	90.1	92.2
16	Valley Farms Apartments		Louisville, KY	160	1	159	156	97.5	99.5
17	Hilliard Park Apartments		Columbus, OH	201	2	199	195	97.0	99.3
18	Sycamore Terrace Apartments		Terre Haute, IN	178	—	178	169	94.9	96.2
19	Hilliard Summit Apartments		Columbus, OH	208	2	206	190	91.3	94.1
20	Springmarc Apartments		San Marcos, TX	240	1	239	218	90.8	91.7
21	Renaissance St. Andrews Condominiums		Louisville, KY	29	—	29	27	93.1	96.6
22	Ashley Oaks Apartments		San Antonio, TX	462	2	460	403	87.2	91.0
23	Arrowhead Apartments		Palatine, IL	200	1	199	187	93.5	95.6
24	The Moorings Apartments		Roselle, IL	216	1	215	212	98.1	99.1
25	Forty 57 Apartments		Lexington, KY	436	1	435	413	94.7	96.1
26	Keystone Farms Apartments		Nashville, TN	90	—	90	87	96.7	97.5
27	Riverford Crossing Apartments		Frankfort, KY	300	1	299	290	96.7	97.8
28	South Pointe at Valley Farms		Louisville, KY	32	—	32	32	100.0	99.2
29	Montecito Apartments		Austin, TX	268	1	267	257	95.9	97.1
30	Hilliard Grand Apartments		Dublin, OH	314	2	312	299	95.2	97.1
31	The Hills at Fair Oaks		Fair Oaks Ranch, TX	288	2	286	263	91.3	93.4
32	Library Lofts		Kansas City, MO	118	—	118	112	94.9	95.6
33	Trails at Buda Ranch		Buda, TX	264	2	262	250	94.7	97.8
34	Deep Deuce at Bricktown		Oklahoma City, OK	294	2	292	259	88.1	92.8
35	Deer Valley Apartments		Lake Bluff, IL	224	2	222	214	95.5	98.0
36	Grayson Ridge		North Richland Hills, TX	240	1	239	232	96.7	98.3
37	Rosemont at Olmos Park		San Antonio, TX	144	1	143	132	91.7	92.4
38	Retreat at Quail North		Oklahoma City, OK	240	1	239	210	87.5	93.2

	Monthly Portfolio Snapshot	|	February 2014 (continued)
	Property		Location	Total Units	Non-Revenue Units		Rentable Units		Average Occupied Units	Average % Occupied	% Leased

39	The Lodge at Trails Edge		Indianapolis, IN	268	2		266		261	97.4	99.7
40	Arbors of Carrolton		Dallas, TX	131	—		131		125	95.4	97.5
41	Waterford on the Meadow		Dallas, TX	350	8		342		323	92.3	96.1
42	Belmont		Dallas, TX	260	—		260		248	95.4	99.3
43	Meritage at Steiner Ranch		Austin, TX	502	3		499		418	83.3	86.3
44	Tapestry Park		Birmingham, AL	223	1		222		218	97.8	99.2
45	Dawntree		Dallas, TX	400	—		400		382	95.5	98.6
46	Stuart Hall		Kansas City, MO	115	—		115		110	95.7	96.1
47	Bricegrove Park		Columbus, OH	240	2		238		222	92.5	95.4
48	Retreat at Hamburg Place		Lexington, KY	150	2		148		144	96.0	97.8
49	Cantare at ILV		Nashville, TN	206	1		205		198	96.1	98.7
50	Landing at Mansfield		Mansfield, TX	336	2		334		318	94.6	97.2
51	Heights at 2121		Houston, TX	504	4		500		479	95.0	97.9
52	Villas at Huffmeister		Houston, TX	294	1		293		274	93.2	95.6
53	Villas at Kingwood		Kingwood, TX	330	1		329		303	91.8	94.6
54	Waterford Place Riata Ranch		Cypress, TX	228	1		227		215	94.3	95.5
55	Carrington at Champion Forest		Houston, TX	284	1		283		265	93.3	97.2
56	Carrington Park at Huffington		Houston, TX	232	1		231		209	90.1	93.4
57	Carrington Place		Houston, TX	324	1		323		296	91.4	92.8
58	Willow Crossing		Elk Grove Village, IL	579	2		577		550	95.0	96.0
59	Audubon Park		Nashville, TN	256	—		256		227	88.7	90.2
60	Echo at Katy Ranch		Katy, TX	260	1		259		185	71.2	77.2
61	Heritage Grand at Sienna Plantation		Missouri City, TX	240	1		239		222	92.5	95.5
62	Mallard Crossing		Loveland, OH	350	2		348		315	90.0	92.0
63	Renaissance at Carol Stream		Carol Streamk, IL	293	1		292		281	95.9	95.0
	Total multifamily			15,859	75	-	15,784	-	14,737	92.9%	95.8%

				Total Units	Total Square Footage		Occupied Square Footage		% Occupied

	Commercial
	Lincoln Tower Commercial		Springfield, IL	12	8,995		8,845		98.3%
	Library Lofts Commercial		Kansas City, MO	2	16,680		16,680		100.0
	Stuart Hall Commercial		Kansas City, MO	1	4,450		4,450		100.0
	Total commercial			15	30,125		29,975		99.5%

	Monthly Portfolio Snapshot	|	March 2014
	Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased

	Multi-Family
1	Lincoln Tower Apartments		Springfield, IL	190	—	190	179	94.2%	94.6%
2	Park Place Condominiums		Des Moines, IA	151	—	151	146	96.7	98.2
3	Arbor Pointe Apartments		Louisville, KY	130	—	130	128	98.5	100.0
4	Clarion Park Apartments		Olathe, KS	220	1	219	216	98.2	99.8
5	Cooper Creek Village		Louisville, KY	123	—	123	118	95.9	98.0
6	Truman Farm Villas		Grandview, MO	200	1	199	188	94.0	95.8
7	Prairie Walk Apartments		Kansas City, MO	128	1	127	125	97.7	99.2
8	EBT Lofts		Kansas City, MO	102	—	102	98	96.1	96.3
9	Windsor on the River		Cedar Rapids, IA	424	1	423	406	95.8	97.6
10	Renaissance St. Andrews		Louisville, KY	216	—	216	208	96.3	96.6
11	Spring Creek of Edmond		Edmond, OK	252	2	250	244	96.8	99.2
12	Montclair Parc Apartments		Oklahoma City, OK	360	2	358	326	90.6	92.8
13	Sonoma Grande Apartments		Tulsa, OK	336	1	335	316	94.0	97.4
14	Estancia Apartments		Tulsa, OK	294	1	293	282	95.9	98.2
15	Montelena Apartmetns		Round Rock, TX	232	1	231	221	95.3	97.1
16	Valley Farms Apartments		Louisville, KY	160	1	159	159	99.4	100.0
17	Hilliard Park Apartments		Columbus, OH	201	2	199	197	98.0	99.8
18	Sycamore Terrace Apartments		Terre Haute, IN	250	—	250	211	84.4	88.2
19	Hilliard Summit Apartments		Columbus, OH	208	2	206	197	94.7	98.0
20	Springmarc Apartments		San Marcos, TX	240	1	239	213	88.8	90.2
21	Renaissance St. Andrews Condominiums		Louisville, KY	29	—	29	24	82.8	95.7
22	Ashley Oaks Apartments		San Antonio, TX	462	2	460	415	89.8	92.0
23	Arrowhead Apartments		Palatine, IL	200	1	199	189	94.5	97.3
24	The Moorings Apartments		Roselle, IL	216	1	215	211	97.7	98.5
25	Forty 57 Apartments		Lexington, KY	436	1	435	414	95.0	96.3
26	Keystone Farms Apartments		Nashville, TN	90	—	90	88	97.8	98.9
27	Riverford Crossing Apartments		Frankfort, KY	300	1	299	292	97.3	99.5
28	South Pointe at Valley Farms		Louisville, KY	32	—	32	32	100.0	100.0
29	Montecito Apartments		Austin, TX	268	1	267	251	93.7	95.7
30	Hilliard Grand Apartments		Dublin, OH	314	2	312	301	95.9	98.5
31	The Hills at Fair Oaks		Fair Oaks Ranch, TX	288	2	286	268	93.1	95.2
32	Library Lofts		Kansas City, MO	118	—	118	106	89.8	90.9
33	Trails at Buda Ranch		Buda, TX	264	2	262	249	94.3	99.3
34	Deep Deuce at Bricktown		Oklahoma City, OK	294	2	292	265	90.1	94.8
35	Deer Valley Apartments		Lake Bluff, IL	224	2	222	216	96.4	98.1
36	Grayson Ridge		North Richland Hills, TX	240	1	239	236	98.3	99.6
37	Rosemont at Olmos Park		San Antonio, TX	144	1	143	133	92.4	94.6
38	Retreat at Quail North		Oklahoma City, OK	240	1	239	217	90.4	94.8

	Monthly Portfolio Snapshot	|	March 2014 (continued)
	Property		Location	Total Units	Non-Revenue Units		Rentable Units		Average Occupied Units	Average % Occupied	% Leased

39	The Lodge at Trails Edge		Indianapolis, IN	268	2		266		262	97.8	100.0
40	Arbors of Carrolton		Dallas, TX	131	—		131		126	96.2	98.3
41	Waterford on the Meadow		Dallas, TX	350	—		350		332	94.9	97.0
42	Belmont		Dallas, TX	260	—		260		255	98.1	99.8
43	Meritage at Steiner Ranch		Austin, TX	502	2		500		434	86.5	89.1
44	Tapestry Park		Birmingham, AL	223	1		222		217	97.3	98.5
45	Dawntree		Dallas, TX	400	—		400		388	97.0	98.3
46	Stuart Hall		Kansas City, MO	115	—		115		109	94.8	95.4
47	Bricegrove Park		Columbus, OH	240	2		238		223	92.9	96.9
48	Retreat at Hamburg Place		Lexington, KY	150	2		148		142	94.7	96.5
49	Cantare at ILV		Nashville, TN	206	1		205		202	98.1	99.5
50	Landing at Mansfield		Mansfield, TX	336	2		334		315	93.8	96.0
51	Heights at 2121		Houston, TX	504	4		500		484	96.0	98.6
52	Villas at Huffmeister		Houston, TX	294	1		293		277	94.2	96.2
53	Villas at Kingwood		Kingwood, TX	330	1		329		313	94.8	96.4
54	Waterford Place Riata Ranch		Cypress, TX	228	1		227		217	95.2	96.7
55	Carrington at Champion Forest		Houston, TX	284	1		283		272	95.8	98.2
56	Carrington Park at Huffington		Houston, TX	232	1		231		211	90.9	93.1
57	Carrington Place		Houston, TX	324	—		324		289	89.2	91.1
58	Willow Crossing		Elk Grove Village, IL	579	2		577		541	93.4	95.3
59	Audubon Park		Nashville, TN	256	—		256		230	89.8	91.9
60	Echo at Katy Ranch		Katy, TX	260	1		259		195	75.0	83.2
61	Heritage Grand at Sienna Plantation		Missouri City, TX	240	1		239		220	91.7	95.3
62	Mallard Crossing		Loveland, OH	350	2		348		315	90.0	92.3
63	Renaissance at Carol Stream		Carol Stream, IL	293	1		292		272	92.8	95.2
64	Reserve at Creekside		Chattanooga, TN	192	2		190		172	89.6	90.6
65	Mapleshade		Dallas, TX	148	1		147		126	85.1	85.1
	Total multifamily			16,271	68	-	16,203	-	15,224	93.6%	96.0%

				Total Units	Total Square Footage		Occupied Square Footage		% Occupied

	Commercial
	Lincoln Tower Commercial		Springfield, IL	12	8,995		5,472		60.8%
	Library Lofts Commercial		Kansas City, MO	2	16,680		16,680		100.0
	Stuart Hall Commercial		Kansas City, MO	1	4,450		4,450		100.0
	Total commercial			15	30,125		26,602		88.3%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS

Total Units:	Number of units per property at the end of the reporting period.
Non-Revenue Units:	Number of model units or other non-revenue administrative units.
Rentable Units:	Total Units less Non-Revenue Units at the end of the reporting period.
Average Occupied Units:	Number of units occupied based on a weekly average during the reporting period.
Average Percent Occupied:	Percent of units occupied (Average Occupied Units divided by Total Units).
Percent Leased:	Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).
Total Square Footage:	Total square footage of commercial property at the end of the reporting period.
Occupied Square Footage:	Total square footage of commercial property occupied at the end of the reporting period.
Percent Occupied:	Percent of square footage occupied (Occupied Square Footage divided by Total Square Footage).